Exhibit 10.2

GUARANTY AGREEMENT
(Secured Loan)

THIS GUARANTY AGREEMENT ("Guaranty") is made as of March 6, 2015, by RREEF PROPERTY TRUST, INC., a Maryland corporation ("Guarantor"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Agent”) for certain lenders (collectively, with their respective successors or assigns, "Lenders")

R E C I T A L S

A.
Pursuant to the terms of that certain Revolving Loan Agreement by and among RPT 1109 Commerce Boulevard, LLC, RPT Anaheim Hills Office Plaza, LLC, RPT Heritage Parkway, LLC, RPT Terra Nova Plaza, LLC and RPT Wallingford Plaza, LLC, each a Delaware limited liability company (collectively, "Borrowers" and each individually, a “Borrower”), Agent and Lenders, dated as of the date hereof (as may be amended, supplemented, replaced or modified, "Loan Agreement"), Lenders have agreed to loan to Borrowers the initial maximum principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) ("Loan") for the purposes specified in the Loan Agreement, said purposes relating to the real property and improvements owned by each Borrower and more particularly described in the Loan Agreement as the Properties.

B.
The Loan is further evidenced and secured by the Revolving Notes and certain other documents described in the Loan Agreement as Loan Documents. The Revolving Notes are secured by, among other things, the Security Deeds.

C.
The Loan Agreement, the Security Deeds, the Revolving Notes, and those other documents described in the Loan Agreement as Loan Documents, together with all modifications, extensions, renewals and amendments thereto, are collectively referred to hereinafter as the "Loan Documents". This Guaranty is not one of the Loan Documents.

D.	Guarantor indirectly owns 100% of the indirect equity interests in each Borrower and Guarantor will benefit from the Loan made by Lenders to Borrowers.

THEREFORE, to induce Agent and Lenders to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally, absolutely and irrevocably guarantees and agrees as follows:

1.
LIMITED GUARANTY. Guarantor guarantees and promises to pay to Agent, for the benefit of Lenders, or order, on demand, in lawful money of the United States of America, in immediately available funds, any and all actual out-of-pocket losses, damages and liabilities incurred by Agent or Lenders with respect to any of the following matters:

1.1	fraud or intentional or willful misrepresentation by any Borrower or Guarantor, or their intentional failure to disclose a material fact;

1.2	the commission of a criminal act by any Borrower or Guarantor which results in a forfeiture of any portion of any Property;

1.3
material physical waste of any Property caused by the intentional acts of any Borrower or Guarantor; provided that Guarantor shall have no liability under this clause to the extent there is not sufficient cash flow from the Properties (after the payment of amounts necessary to (A) maintain the insurance required pursuant to the terms of the Loan Agreement (the “Required Insurance”) in full force and effect and (B) pay all property and other taxes, assessments and other charges);

1.4	Omitted;

1.5
failure to pay property or other taxes, assessments or charges accruing prior to the date that Agent or a third party that is not an Affiliate of any Borrower or Guarantor acquires title to the applicable Property as a result of Agent’s exercise of remedies under the Loan Documents, through foreclosure, private power of sale or the delivery of a deed in lieu of foreclosure; provided Guarantor shall not be liable to the extent funds to pay such taxes, assessments and other charges have been delivered to Agent in accordance with any reserve requirements in the Loan Documents, provided that such funds were delivered to Agent for the purpose of paying such taxes, assessments and other charges; provided, further that (a) Guarantor’s liability under this clause shall be limited to the actual amount of such taxes, assessments or other charges not paid plus all applicable interest and penalties, (b) Guarantor shall have no liability under this clause during the pendency of any contest of such taxes, assessments or other charges undertaken in accordance with the express terms and provisions set forth in the Loan Documents, and (c) Guarantor shall have no liability under this clause to the extent there is not sufficient cash flow from the Properties (prior to the payment of all other operating expenses of the Properties other than amounts necessary to maintain the Required Insurance in full force and effect) that is available to pay such taxes, assessments and other charges;

1.6
failure to maintain the Required Insurance required in full force and effect and fully paid-for prior to the date that Agent or a third party that is not an Affiliate of any Borrower or Guarantor acquires title to the applicable Property as a result of Agent’s exercise of remedies under the Loan Documents, through foreclosure, private power of sale or the delivery of a deed in lieu of foreclosure; provided Guarantor shall not be liable to the extent funds to pay for the Required Insurance have been delivered to Agent in accordance with any reserve requirements in the Loan Documents provided that such funds were delivered to Agent for the purpose of paying for the Required Insurance; provided further that (a) if there has been no uninsured claim that would have otherwise been insured but for the failure to maintain the Required Insurance, then Guarantor’s liability under this clause shall be limited to the actual amount of the premiums for such Required Insurance not paid; and (b) Guarantor shall have no liability under this clause to the extent there is not sufficient cash flow from the Properties (prior to the payment of all other operating expenses of the Properties) that is available to maintain the Required Insurance in full force and effect;

1.7	failure to deliver any insurance or condemnation proceeds or awards received by any Borrower to Agent or to otherwise apply such sums as required under the terms of the Loan Documents;

1.8
failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from any Property which are collected or received by any Borrower while any Event of Default exists or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of amounts owing under the Loan Documents or to the customary and necessary operating expenses of the applicable Property;

1.9
after giving effect to any notice and/or cure periods thereunder and subject to the terms, conditions, and limitations therein, any breach of any covenant in the Hazardous Materials Indemnity Agreement, the Loan Documents, or in any indemnity or other agreement, regarding Hazardous Materials in connection with the Loan, each as executed by any Borrower or Guarantor in favor of Agent in connection with the Loan (if any);

1.10	any Borrower’s intentional misappropriation or misapplication of any funds from any account pledged by any Borrower to Agent under the Loan Documents;

1.11	Omitted;

1.12
failure to comply with Section 8.20 of the Loan Agreement entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status to the extent any such failure does not result in a substantive consolidation as described in Section 2.6 below (it being specifically acknowledged and agreed that: (a) Section 8.20(c) of the Loan Agreement shall not be construed to relieve Guarantor from any liability under this Section 1.12, and (b) Guarantor shall be liable pursuant to this Section 1.12 for a failure to comply with Section 8.20 of the Loan Agreement to the extent such failure to comply is related to the existence of the Prior Loan);

1.13
failure to deposit any springing impounds or reserves to the extent required pursuant to the terms of the Loan Documents, provided that Guarantor shall have no liability under this clause to the extent there is not sufficient cash flow from the Properties (after the payment of amounts necessary to (A) maintain the Required Insurance in full force and effect and (B) pay all property and other taxes, assessments and other charges); or

1.14
any litigation or other legal proceeding related to the Loan is filed by any Borrower or Guarantor or any of their respective Affiliates that delays, opposes, impedes, obstructs, hinders or enjoins the efforts of Agent to exercise any rights and remedies available to Agent as provided herein and in the other

Loan Documents, unless such Borrower, Guarantor or Affiliate, as applicable, prevails in such litigation or other proceeding.

2.
Exceptions; Full Recourse. Notwithstanding the foregoing, or anything to the contrary contained in this Guaranty or the other Loan Documents, the limitation on liability set forth in that certain Section entitled Guaranty of this Guaranty shall be null and void and completely inapplicable, and Guarantor shall be fully and personally liable for the payment and performance of all obligations set forth in the Loan Agreement and the other Loan Documents, including the payment of all principal, interest and other amounts under the Revolving Notes, in immediately available funds, in the event:

2.1
any Borrower files a voluntary petition under the Bankruptcy Reform Act of 1978 (11 USC Section 101-1330) as now or hereafter amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; or

2.2
an Affiliate, officer, director, or representative which Controls any Borrower files, or joins in the filing of, an involuntary petition against any Borrower under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law, or colludes with, solicits or causes to be solicited, petitioning creditors for any involuntary petition against any Borrower from any person or entity; or

2.3
any Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other person or entity under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law, or colludes with, solicits or causes to be solicited, petitioning creditors for any involuntary petition from any person or entity; or

2.4
any Affiliate, officer, director, or representative which Controls any Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Borrower, or any portion of any Property; or

2.5
any Borrower makes an assignment for the benefit of creditors, or admits (unless failure to make such admission would be in violation of law), in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or

2.6
a failure to comply with Section 8.20 of the Loan Agreement entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status results in either: (a) a substantive consolidation of any Borrower with any other person or entity in connection with any federal or state bankruptcy proceeding; or (b) any Borrower being subject to a petition under the Bankruptcy Code or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law, except, in no case, will the failure of the covenants described in Section 8.20(e)(xvii) of the Loan Agreement or Section 8.20(f) of the Loan Agreement result in any liability under Section 2.6 (it being specifically acknowledged and agreed that: (a) Section 8.20(c) of the Loan Agreement shall not be construed to relieve Guarantor from any liability under this Section 2.6, and (b) Guarantor shall be liable pursuant to this Section 2.6 for a failure to comply with Section 8.20 of the Loan Agreement to the extent such failure to comply is related to the existence of the Prior Loan); or

2.7	Omitted;

2.8
the breach of any covenant in the Loan Documents prohibiting any Borrower from incurring Indebtedness other Indebtedness expressly permitted pursuant to the terms of the Loan Documents, after giving effect to all applicable notice and cure periods related thereto as provided in the Loan Documents; or

2.9	of the existence of an Event of Default resulting from a Prohibited Property Transfer or a Prohibited Equity Transfer.

3.
NO WAIVER, RELEASE OR IMPAIRMENT. Nothing contained in this Guaranty shall be deemed to waive, release, affect or impair the indebtedness evidenced by the Loan Documents or the obligations of any Borrower under the Loan Documents, or the liens and security interests created by the Loan Documents, or Agent's rights to enforce its rights and remedies under the Loan Documents and under this Guaranty or the indemnity provided herein, in the Loan Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under the Loan Agreement or in the other Loan Documents. The provisions of Sections 1 through 4 of this Guaranty shall prevail and control over any contrary provisions elsewhere in this Guaranty or the other Loan Documents.

NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS GUARANTY, IN ANY OTHER LOAN DOCUMENT OR IN ANY OTHER RELATED DOCUMENT, OTHER THAN A PARTY TO A GUARANTY OR INDEMNITY OR OTHER RELATED DOCUMENT MADE WITH OR IN FAVOR OF LENDER IN CONNECTION WITH THE LOAN, INCLUDING, WITHOUT LIMITATION, GUARANTOR UNDER THIS GUARANTY AND INDEMNITOR UNDER THE HAZARDOUS MATERIALS INDEMNITY AGREEMENT, NO DIRECT OR INDIRECT SHAREHOLDER, OFFICER, DIRECTOR, PARTNER, MEMBER, MANAGER, EMPLOYEE, AGENT OR ADVISOR OF GUARANTOR SHALL BE PERSONALLY LIABLE FOR ANY OBLIGATION OF GUARANTOR UNDER THE LOAN.

4.	CERTAIN DEFINITIONS. For purposes of this Guaranty, the following capitalized terms shall have the following meanings:

4.1
"Affiliate" shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in Control of, is Controlled by or is under common ownership or Control with such person or entity, or is a director or officer of such person or entity, or of an Affiliate of such person or entity provided, however, that the Investment Advisor shall not be deemed an "Affiliate" of any Borrower, Guarantor or Indemnitor merely because it serves as investment advisor thereto, though the Investment Advisor shall be deemed an "Affiliate" of any Borrower, Guarantor or Indemnitor if it otherwise satisfies the requirements of the foregoing definition.

4.2
"Control" shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

5.
REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Agent may from time to time, and without first requiring performance by any Borrower or any other guarantor or exhausting any or all security (if any) for the Loan or any Derivatives Contract between Borrower and Agent or any Lender, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all costs and expenses (including reasonable attorneys’ fees) incurred by Agent in connection with such enforcement action, together with interest thereon from the date of demand until paid at the highest rate of interest applicable to the principal balance under the Revolving Notes.

6.
RIGHTS OF AGENT. Guarantor authorizes Agent, without giving notice to Guarantor or obtaining Guarantor's consent and without affecting the liability of Guarantor, from time to time to: (a) renew, modify or extend all or any portion of any Borrower's obligations under any Revolving Notes or any of the other Loan Documents and any obligations under or in connection with any Derivatives Contract between Borrowers and Agent or any Lender; (b) declare all sums owing to Lenders under the Revolving Notes or any of the other Loan Documents and any obligations under or in connection with any Derivatives Contract between Borrowers and Agent or any Lender, due and payable upon the occurrence of an Event of Default under the Loan Documents or an Event of Default as defined in any Derivatives Contract between Borrowers and Agent or any Lender; (c) make non-material changes in the dates specified for payments of any sums payable in periodic installments under any Revolving Notes or any of the other Loan Documents; (d) otherwise modify the terms of any of the Loan Documents or any Derivatives Contract between Borrowers and Agent or any Lender, except for: (i) increases in the principal amount of any Note or changes in the manner by which interest rates, fees or charges are calculated under any Note and the other Loan Documents (Guarantor acknowledges that if the Revolving Notes or the other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date (as defined in the Loan Agreement) of the Notes where no Event of Default has occurred under the Loan Documents; (e) take and hold security for the performance of any Borrower's obligations under the Notes or the other Loan Documents and any obligations under or in connection with any Derivatives Contract between Borrowers and Agent or any Lender, and exchange, enforce, waive, subordinate and release any such security in whole or part; (f) apply such security and direct the order or manner of sale thereof as Agent in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Revolving Notes or guarantors of any Borrower's obligations under the Revolving Notes or the other Loan Documents or any obligations under or in connection with any Derivatives Contract between Borrowers and Agent or any Lender; (h) apply payments received by Agent from any Borrowers or any guarantor of the Loan to any obligations of Borrowers or such guarantor to Agent, in such order as Agent shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) assign this Guaranty in whole or in part; and (j) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

7.
GUARANTOR'S WAIVERS. To the extent permitted by applicable law, Guarantor waives: (a) any defense based upon any legal disability or other defense of any Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of any Borrower from any cause other than full payment of all sums payable under the Loan Documents and satisfaction of all obligations under or in connection with any Derivatives Contract between Borrower and Agent or any Lender; (b) any defense based upon any lack of authority of the officers, directors, partners, managers, members or agents acting or purporting to act on behalf of any Borrower, Guarantor or any principal of any Borrower or Guarantor, any defect in the formation of any Borrower, Guarantor or any principal of any Borrower or Guarantor; (c) any defense based upon the application by any Borrower of the proceeds of the Loan for purposes other than the purposes represented by any Borrower to Agent or intended or understood by Agent or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies (such as a nonjudicial foreclosure, if available and/or permitted, with respect to security for a guaranteed obligation) has or may have destroyed Guarantor's rights of subrogation and reimbursement against any Borrower by the operation of any applicable state law or otherwise; (e) any defense based upon Agent's failure to disclose to Guarantor any information concerning any Borrower's financial condition or any other circumstances bearing on any Borrower's ability to pay and perform its obligations under the Revolving Notes or any of the other Loan Documents and any obligations under or in connection with any Derivatives Contract between Borrower and Agent or any Lender, or upon the failure of any other principals of any Borrower to guaranty the Loan; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Agent's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Agent may have against any Borrower and any right to participate in, or benefit from, any security for the Revolving Notes or the other Loan Documents or any obligations under or in connection with any Derivatives Contract between Borrower and Agent or any Lender now or hereafter held by Agent; (j) presentment, demand, protest and notice of any kind; (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; and (l) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Borrower. Guarantor further waives any and all rights and defenses that Guarantor may have because any Borrower's debt is secured by real property; this means, among other things, that: (1) Agent may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower; (2) if Agent forecloses on any real property collateral pledged by any Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Agent may collect from Guarantor even if Agent, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any Borrower's debt is secured by real property. This understanding and waiver is made in addition to and not in limitation of any of the other terms and conditions of this Guaranty. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon deficiency limitation or anti-deficiency, redemption or other similar rights, if any. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives, to the extent permitted by law, any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under applicable law. Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Revolving Notes or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor's liability hereunder.

8.
GUARANTOR'S WARRANTIES. Guarantor warrants, represents and acknowledges to Agent that as of the date hereof: (a) Lenders would not make the Loan nor enter into any Derivatives Contract with the Borrower but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement, any Derivatives Contract between Borrower and Agent or any Lender, and the other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty; (d) Guarantor has established adequate means of obtaining from sources other than Agent, on a continuing basis, financial and other information pertaining to Borrowers’ financial condition, the Properties and Borrowers’ activities relating thereto and the status of Borrowers’ performance of obligations under the Loan Documents and any Derivatives Contract with Agent or any Lender, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and neither Agent nor any Lender has made no representation to Guarantor as to any such matters; (e) the most recent financial statements of Guarantor previously delivered to Agent are true and correct in all material respects as of the date thereof, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Agent) and fairly and accurately represent in all material respects the financial condition of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; and (f) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered "insolvent", as that term is defined in either 740 ILCS 160/3 or Section 101 of the Federal Bankruptcy Code, or otherwise rendered unable to pay Guarantor's debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of Guarantor's assets. Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Guarantor acknowledges and agrees that Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. Guarantor agrees to keep adequately informed, from its own means of obtaining from sources other than Agent, on a continuing basis, financial and other information pertaining to Borrowers’ financial condition, the Properties and Borrowers’ activities relating thereto and the status of Borrowers’ performance of obligations under the Loan Documents, of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder. Guarantor has not and will not, without the prior written consent of Agent, sell, lease, assign, encumber, pledge, hypothecate, mortgage, transfer or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein, other than in the ordinary course of Guarantor's business.

9.	FINANCIAL CONDITION; FINANCIAL STATEMENTS.

9.1	Financial Condition. Guarantor shall maintain at all times that any portion of the Loan is outstanding a Tangible Net Worth of not less than the Minimum Tangible Net Worth Amount.

9.2
Financial Statements. Guarantor shall at all times comply with that Section 8.12 of the Loan Agreement entitled Reporting and Information, and shall deliver or cause to be delivered to Agent all financial statements, compliance certificates and other information, in each case, to the extent pertaining to Guarantor or required to be delivered by Guarantor, required under such Section 8.12 of the Loan Agreement in accordance with the terms and conditions thereof.

10.
SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by each Borrower or, following the occurrence of an Event of Default, by any other guarantor under any guaranty or indemnity of the Loan or an Event of Default under, and defined in, any Derivatives Contract between Borrower and Agent or any Lender, to Guarantor to the obligations at any time owing by Borrowers to Agent under the Revolving Note and the other Loan Documents or under or in connection with any Derivatives Contract between Borrower and Agent or any Lender. Guarantor assigns all such indebtedness to Agent as security for this Guaranty, the Revolving Note and the other Loan Documents and any obligations under or in connection with any Derivatives Contract between Borrower and Agent or any Lender. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrowers under the Revolving Note and the other Loan Documents and under or in connection with any Derivatives Contract between Borrower and Agent or any Lender then due and owing have been fully paid or during the existence of an Event of Default. Guarantor further agrees not to assign all or any part of such indebtedness unless Agent is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Agent so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Agent, (b) all security for such indebtedness shall be duly assigned and delivered to Agent, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Agent and shall be paid over to Agent on account of the Loan and under or in connection with any Derivatives Contract between Borrower and Agent or any Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Agent deems necessary or appropriate to perfect, preserve and enforce Agent's rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked. Notwithstanding the foregoing terms of this Section entitled Subordination or anything to the contrary herein or in any other Loan Document, unless an Event of Default under the Loan Documents shall have occurred and be continuing, Guarantor shall have the right to receive distributions from Borrowers that are not in violation of the Loan Documents.

11.
BANKRUPTCY OF BORROWERS. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against each Borrower relating to any indebtedness of such Borrower to Guarantor and shall assign to Agent all rights of Guarantor thereunder as collateral for amounts due under this Guaranty. If Guarantor does not file any such claim, Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Agent's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Agent or Agent's nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Agent all of Guarantor's rights to any such payments or distributions as collateral for amounts due under this Guaranty; provided, however, Guarantor's obligations hereunder shall not be satisfied except to the extent that Agent receives cash by reason of any such payment or distribution. If Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Agent as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents and under or in connection with any Derivatives Contract between Borrower and Agent or any Lender.

12.
ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 or Section 2 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor's estate and Guarantor's legal representatives and heirs). The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrowers under the Revolving Note and the other Loan Documents and under or in connection with any Derivatives Contract between Borrower and Agent or any Lender. Agent may bring a separate action to enforce the provisions hereof against Guarantor without taking action against any Borrower or any other party or joining any Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

13.
CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Agent to order and obtain, at Agent’s expense, from a credit reporting agency of Agent's choice, a third party credit report on such legal entity and individual.

14.
ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Agent's consideration for entering into this transaction and any Derivatives Contract between Borrower and Agent or any Lender, Agent has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Agent that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Agent, and that Agent is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

15.	MISCELLANEOUS.

15.1
Notices. All notices, demands, or other communications under this Guaranty and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Guaranty). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Event of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Guarantor:	RREEF Property Trust, Inc. c/o Deutsche Asset and Wealth Management 101 California Street, 24th Floor San Francisco, CA 94111 Attention: Eric Russell
With a copy to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Attention: James G. Farris, Jr.
Agent:
Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Sam Supple

With a copy to:

Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Jeff Goodman

With a copy to:

Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Todd Finnelly

With a copy to:

Wells Fargo Bank, National Association
Minneapolis Loan Center
608 2nd Avenue South, 11th Floor
Minneapolis, MN 55402
Attention: Jon Fisher
Loan #: 1013159

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.

15.2
Attorneys' Fees and Expenses; Enforcement. If any attorney is engaged by Agent to enforce or defend any provision of this Guaranty, or as a consequence of any Event of Default under the Loan Documents, or an Event of Default under or in connection with, and as defined in, any Derivatives Contract between Borrower and Agent or any Lender, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Guarantor shall immediately pay to Agent, upon demand, the amount of all reasonable attorneys' fees and expenses and all costs incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the highest rate of interest applicable to the principal balance under the Revolving Notes as specified therein. In the event of any legal proceedings, court costs and reasonable attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Agent.

15.3
No Waiver. No previous waiver and no failure or delay by Agent in acting with respect to the terms of the Revolving Note or this Guaranty shall constitute a waiver of any breach, default, or failure of condition under any Note or this Guaranty or the obligations secured thereby. A waiver of any term of any Revolving Note or this Guaranty or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

15.4
Loan Sales and Participation; Disclosure of Information. Guarantor agrees that Agent may elect, at any time, to sell, assign or grant participation in all or any portion of Agent's rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more Eligible Assignees ("Participant"), in accordance with the terms of the Loan Agreement. Guarantor further agrees that Agent may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Agent with respect to: (a) the Properties and their operation; (b) any party connected with the Loan (including, without limitation, any Borrower, any partner, shareholder, joint venturer, manager or member of any Borrower, any constituent partner, shareholder, joint venturer, manager or member of any Borrower, any Guarantor, and any Indemnitor and any other guarantor); and/or (c) any lending relationship other than the Loan which Agent may have with any party connected with the Loan, provided that each of such parties agrees to maintain the confidential nature of such information prior to receiving access to same. In the event of any such sale, assignment or participation, Agent and the parties to such transaction shall share in the rights and obligations of Agent as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Agent, at no cost to Guarantor, Guarantor shall consent to such amendments or modifications to the Loan Documents and Other Related Documents as may be reasonably required in order to evidence any such sale, assignment or participation; provided, however, in no event shall such amendments or modifications increase any obligation to any Borrower, Guarantor or Indemnitor under the Loan Documents or the Other Related Documents and/or decrease any rights of any Borrower, Guarantor or Indemnitor under the Loan Documents or the Other Related Documents.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

15.5
Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS GUARANTY, AND BY ITS ACCEPTANCE HEREOF, AGENT, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND AGENT HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND AGENT TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS TO MAKE THE LOAN TO BORROWER.

15.6
Severability. If any provision or obligation under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Guaranty and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Guaranty.

15.7
Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Guaranty shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

15.8	Time. Time is of the essence of each and every term herein.

15.9
Governing Law And Consent To Jurisdiction. This Guaranty and any claim, controversy or dispute arising under or related to this Guaranty, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of New York without regard to any conflicts of law principles, except to the extent preempted by federal laws. Guarantor and all persons and entities in any manner obligated to Agent under the Loan Documents consent to the jurisdiction of any federal or state court within New York having proper venue and also consent to service of process by any means authorized by New York or federal law.

15.10
Survival. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Agent under the Security Deeds or any of the other Loan Documents, including without limitation any foreclosure or deed in lieu thereof.

15.11
Joint and Several Liability. The liability of the Guarantor hereunder shall be joint and several with the Borrowers and all other guarantors of Borrowers’ obligations under the Revolving Notes and Loan Documents AND ANY OBLIGATIONS UNDER OR IN CONNECTION WITH ANY DERIVATIVES CONTRACT BETWEEN BORROWER AND AGENT OR ANY LENDER.

15.12	Headings. All article, section or other headings appearing in this Guaranty are for convenience of reference only and shall be disregarded in construing this Guaranty.

15.13	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the meanings attributed to such terms in the Loan Agreement.

15.14
Rules Of Construction. The words "Borrower" and “Borrowers” as used herein shall include both the named Borrowers and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrowers under the Revolving Notes and the other Loan Documents. The term "person" as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term "Guarantor" shall include all such persons. The word "Agent" as used herein shall include Agent, its successors, assigns and affiliates and the word “Lender” as used herein shall include each Lender and the respective successors, assigns and affiliates of each Lender.

15.15
Use Of Singular And Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

15.16	Exhibits, Schedules And Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Guaranty by such attachment for all purposes.

15.17
Integration; Interpretation. This Guaranty contains the entire agreement of the parties with respect to the matters contemplated hereby and supersedes all prior negotiations or agreements, written or oral. This Guaranty shall not be modified except by written instrument executed by all parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

"GUARANTOR" RREEF PROPERTY TRUST, INC., a Maryland corporation By: /s/ James N. Carbone Name: James N. Carbone Title: Chief Executive Officer and President